Voting Results of Recent Fund Shareholder Meetings

FIDELITY INVESTMENTS

FIDELITY CALIFORNIA MUNICIPAL TRUST

SPARTAN CALIFORNIA MUNICIPAL INCOME FUND

MARCH 13, 2002

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 854,830,300.98 52.501% 87.434%	Against 36,359,855.52 2.233% 3.719%	Abstain 57,818,917.01 3.551% 5.914%	Broker Non-votes 28,673,541.88 1.761% 2.933%	TOTAL 977,682,615.39 60.046% 100.000%

2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 777,611,068.38 47.758% 79.536%	Against 110,200,922.17 6.768% 11.272%	Abstain 61,197,082.96 3.759% 6.259%	Broker Non-votes 28,673,541.88 1.761% 2.933%	TOTAL 977,682,615.39 60.046% 100.000%

3. To elect the following thirteen nominees as Trustees:

J. Michael Cook

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 938,400,959.54 57.633% 95.982%	Withhold 39,281,655.85 2.413% 4.018%	TOTAL 977,682,615.39 60.046% 100.000%

Ralph F. Cox

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 938,653,457.44 57.649% 96.008%	Withhold 39,029,157.95 2.397% 3.992%	TOTAL 977,682,615.39 60.046% 100.000%

Phyllis Burke Davis

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 937,804,609.88 57.597% 95.921%	Withhold 39,878,005.51 2.449% 4.079%	TOTAL 977,682,615.39 60.046% 100.000%

Robert M. Gates

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 937,949,333.06 57.606% 95.936%	Withhold 39,733,282.33 2.440% 4.064%	TOTAL 977,682,615.39 60.046% 100.000%

Abigail P. Johnson

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 932,287,645.25 57.258% 95.357%	Withhold 45,394,970.14 2.788% 4.643%	TOTAL 977,682,615.39 60.046% 100.000%

Edward C. Johnson 3d

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 937,708,121.05 57.591% 95.911%	Withhold 39,974,494.34 2.455% 4.089%	TOTAL 977,682,615.39 60.046% 100.000%

Donald J. Kirk

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 937,990,756.55 57.608% 95.940%	Withhold 39,691,858.84 2.438% 4.060%	TOTAL 977,682,615.39 60.046% 100.000%

Marie L. Knowles

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 939,224,334.36 57.684% 96.066%	Withhold 38,458,281.03 2.362% 3.934%	TOTAL 977,682,615.39 60.046% 100.000%

Ned C. Lautenbach

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 937,796,249.79 57.596% 95.920%	Withhold 39,886,365.60 2.450% 4.080%	TOTAL 977,682,615.39 60.046% 100.000%

Peter S. Lynch

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 939,199,268.42 57.682% 96.064%	Withhold 38,483,346.97 2.364% 3.936%	TOTAL 977,682,615.39 60.046% 100.000%

Marvin L. Mann

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 932,944,682.33 57.298% 95.424%	Withhold 44,737,933.06 2.748% 4.576%	TOTAL 977,682,615.39 60.046% 100.000%

William O. McCoy

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 938,907,470.16 57.664% 96.034%	Withhold 38,775,145.23 2.382% 3.966%	TOTAL 977,682,615.39 60.046% 100.000%

William S. Stavropoulos

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 936,809,586.42 57.536% 95.819%	Withhold 40,873,028.97 2.510% 4.181%	TOTAL 977,682,615.39 60.046% 100.000%

4. To amend the fund's fundamental investment limitation concerning underwriting.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 808,069,248.95 49.629% 82.651%	Against 69,594,806.56 4.274% 7.119%	Abstain 71,345,018.00 4.382% 7.297%	Broker Non-votes 28,673,541.88 1.761% 2.933%	TOTAL 977,682,615.39 60.046% 100.000%

5. To amend the fund's fundamental investment limitation concerning lending.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 799,012,577.97 49.073% 81.725%	Against 76,868,613.42 4.721% 7.862%	Abstain 73,127,882.12 4.491% 7.480%	Broker Non-votes 28,673,541.88 1.761% 2.933%	TOTAL 977,682,615.39 60.046% 100.000%

FUND TOTALS: DOLLARS

RECORD TOTAL $ 1,628,224,586.72

VOTED DOLLARS $ 977,682,615.39

PERCENT VOTED 60.046%